Exhibit 99.2

The Travelers Companies, Inc. Financial Supplement - Fourth Quarter 2017

The information included in the Financial Supplement is unaudited.  This document should be read in conjunction with the Company’s Form 10-K which will be filed with the Securities and Exchange Commission.

Index

The Travelers Companies, Inc. Financial Supplement - Fourth Quarter 2017 Business Realignment

Effective April 1, 2017, and as reported in the Company’s Form 10-Q for the quarter ended June 30, 2017, the Company’s results are reported in the following three business segments — Business Insurance, Bond & Specialty Insurance and Personal Insurance, reflecting a change in the manner in which the Company’s businesses were being managed as of that date, as well as the aggregation of products and services based on the type of customer, how the business is marketed and the manner in which risks are underwritten.  While the segmentation of the Company’s domestic businesses was unchanged, the Company’s international businesses, which were previously managed and reported in total within the Business and International Insurance segment, were disaggregated by product type among the three newly aligned reportable business segments.  All prior periods presented have been reclassified to conform to this presentation.

In connection with these changes, the Company has revised the names and descriptions of certain businesses comprising the Company’s segments.  The new reportable business segments are as follows:

Business Insurance

Business Insurance offers a broad array of property and casualty insurance and insurance related services to its customers, primarily in the United States, as well as in Canada, the United Kingdom, the Republic of Ireland, Brazil and throughout other parts of the world as a corporate member of Lloyd’s.  Business Insurance is organized as follows:

Domestic

• Select Accounts provides small businesses with property and casualty products and services, including commercial multi-peril, commercial property, general liability, commercial auto and workers’ compensation insurance.

• Middle Market provides mid-sized businesses with property and casualty products and services, including commercial multi-peril, commercial property, general liability, commercial auto and workers’ compensation insurance, as well as risk management, claims handling and other services.  Middle Market generally provides these products to mid-sized businesses through Commercial Accounts, as well as to targeted industries through Construction, Technology, Public Sector Services and Oil & Gas, and additionally, provides mono-line umbrella and excess coverage insurance through Excess Casualty.  Middle Market also provides insurance for goods in transit and movable objects, as well as builders’ risk insurance, through Inland Marine; insurance for the marine transportation industry and related services, as well as other businesses involved in international trade, through Ocean Marine; and comprehensive breakdown coverages for equipment, including property and business interruption coverages, through Boiler & Machinery.

• National Accounts provides large companies with casualty products and services, including workers’ compensation, general liability and automobile liability, generally utilizing loss-sensitive products, on both a bundled and unbundled basis.  National Accounts also includes the Company’s commercial residual market business, which primarily offers workers’ compensation products and services to the involuntary market.

• National Property and Other provides traditional and customized property insurance programs to large and mid-sized customers through National Property.  National Property and Other also provides insurance coverage for the commercial transportation industry through Northland Transportation, commercial liability and commercial property policies for small, difficult to place specialty classes of commercial business primarily on an excess and surplus lines basis through Northfield, and tailored property and casualty programs on an admitted basis for customers with common risk characteristics or coverage requirements through National Programs.  National Property and Other also serves small to medium-sized agricultural businesses, including farms, ranches, wineries and related operations, through Agribusiness.

International

• International, through its operations in Canada, the United Kingdom and the Republic of Ireland, provides property and casualty insurance and risk management services to several customer groups, including, among others, those in the technology, manufacturing and public services industry sectors.  International also provides insurance coverages for both the foreign exposures of United States organizations and the United States exposures of foreign organizations through Global Services. Through its Lloyd’s syndicate (Syndicate 5000), for which the Company provides 100% of the capital, International underwrites five principal businesses — marine, global property, accident & special risks, power & utilities and aviation.  Through its 100% ownership of the common stock of Travelers Participações em Seguros Brazil S.A., International also underwrites property and casualty insurance business in Brazil.

Business Insurance also includes Simply Business, as well as Business Insurance Other, which comprises the Special Liability Group (which manages the Company’s asbestos and environmental liabilities) and the assumed reinsurance and certain other runoff operations.

i

The Travelers Companies, Inc. Financial Supplement - Fourth Quarter 2017 Business Realignment (Continued)

Bond & Specialty Insurance

Bond & Specialty Insurance provides surety, fidelity, management liability, professional liability, and other property and casualty coverages and related risk management services to its customers in the United States, and certain specialty insurance products in Canada, the United Kingdom, the Republic of Ireland and Brazil, utilizing various degrees of financially-based underwriting approaches.  The range of coverages includes performance, payment and commercial surety and fidelity bonds for construction and general commercial enterprises; management liability coverages including directors’ and officers’ liability, employee dishonesty, employment practices liability, fiduciary liability and cyber risk for public corporations, private companies, not-for-profit organizations and financial institutions; professional liability coverage for a variety of professionals including, among others, lawyers and design professionals; and in the United States only, property, workers’ compensation, auto and general liability for financial institutions.

Bond & Specialty Insurance surety business in Brazil and Colombia is conducted through J. Malucelli Participações em Seguros e Resseguros S.A. (JMalucelli) and J. Malucelli Latam S.A. in Brazil. The Company owns 49.5% of both JMalucelli, a market leader in surety coverages in Brazil, and J. Malucelli Latam S.A., which in September 2015 acquired a majority interest in JMalucelli Travelers Seguros S.A., a Colombian start-up surety provider. These joint venture investments are accounted for using the equity method and are included in “other investments” on the consolidated balance sheet.

Personal Insurance

Personal Insurance writes a broad range of property and casualty insurance covering individuals’ personal risks, primarily in the United States, as well as in Canada. The primary products of automobile and homeowners insurance are complemented by a broad suite of related coverages.

ii

The Travelers Companies, Inc. Financial Highlights ($ and shares in millions, except per share data)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Net income	$691	$664	$716	$943	$617	$595	$293	$551	$3,014	$2,056
Net income per share:
Basic	$2.33	$2.27	$2.48	$3.32	$2.19	$2.13	$1.06	$2.00	$10.39	$7.39
Diluted	$2.30	$2.24	$2.45	$3.28	$2.17	$2.11	$1.05	$1.98	$10.28	$7.33

Core income	$698	$649	$701	$919	$614	$543	$253	$633	$2,967	$2,043
Core income per share:
Basic	$2.35	$2.22	$2.43	$3.23	$2.18	$1.94	$0.92	$2.30	$10.22	$7.35
Diluted	$2.33	$2.20	$2.40	$3.20	$2.16	$1.92	$0.91	$2.28	$10.12	$7.28

Return on equity	11.6%	10.9%	11.6%	15.8%	10.5%	10.0%	4.9%	9.3%	12.5%	8.7%
Core return on equity	12.5%	11.6%	12.5%	16.4%	10.8%	9.5%	4.5%	11.1%	13.3%	9.0%

Total assets, at period end	$101,680	$102,446	$102,787	$100,245	$101,246	$102,669	$104,311	$103,483	$100,245	$103,483
Total equity, at period end	$24,166	$24,714	$24,439	$23,221	$23,612	$23,858	$23,738	$23,731	$23,221	$23,731

Book value per share, at period end	$82.65	$85.73	$86.04	$83.05	$84.51	$86.46	$86.73	$87.46	$83.05	$87.46
Less: Net unrealized investment gains, net of tax	6.02	8.12	7.22	2.61	2.95	3.75	3.67	4.10	2.61	4.10
Adjusted book value per share, at period end	$76.63	$77.61	$78.82	$80.44	$81.56	$82.71	$83.06	$83.36	$80.44	$83.36

Weighted average number of common shares outstanding (basic)	294.2	290.1	286.0	282.1	279.7	277.5	274.1	272.8	288.1	276.0
Weighted average number of common shares outstanding and common stock equivalents (diluted)	297.9	293.6	289.8	285.1	282.4	280.0	276.6	275.7	291.0	278.6
Common shares outstanding at period end	292.4	288.3	284.1	279.6	279.4	275.9	273.7	271.4	279.6	271.4

Common stock dividends declared	$181	$197	$193	$191	$190	$201	$200	$198	$762	$789

Common stock repurchased:
Under Board of Directors authorization
Shares	5.1	4.9	4.7	6.6	1.9	3.8	2.6	2.6	21.3	10.9
Cost	$550	$550	$550	$750	$225	$475	$328	$350	$2,400	$1,378
Other
Shares	0.5	—	0.1	—	0.5	—	—	—	0.6	0.5
Cost	$59	$—	$12	$1	$61	$—	$—	$1	$72	$62

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Reconciliation to Net Income and Earnings Per Share ($ and shares in millions, except earnings per share)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017
Net income
Net income	$691	$664	$716	$943	$617	$595	$293	$551	$3,014	$2,056
Adjustments:
Net realized investment (gains) losses, after-tax	7	(15)	(15)	(24)	(3)	(52)	(40)	(47)	(47)	(142)
Impact of TCJA at enactment (1)	—	—	—	—	—	—	—	129	—	129
Core income	$698	$649	$701	$919	$614	$543	$253	$633	$2,967	$2,043

Basic earnings per share
Net income	$2.33	$2.27	$2.48	$3.32	$2.19	$2.13	$1.06	$2.00	$10.39	$7.39
Adjustments:
Net realized investment (gains) losses, after-tax	0.02	(0.05)	(0.05)	(0.09)	(0.01)	(0.19)	(0.14)	(0.17)	(0.17)	(0.51)
Impact of TCJA at enactment (1)	—	—	—	—	—	—	—	0.47	—	0.47
Core income	$2.35	$2.22	$2.43	$3.23	$2.18	$1.94	$0.92	$2.30	$10.22	$7.35

Diluted earnings per share
Net income	$2.30	$2.24	$2.45	$3.28	$2.17	$2.11	$1.05	$1.98	$10.28	$7.33
Adjustments:
Net realized investment (gains) losses, after-tax	0.03	(0.04)	(0.05)	(0.08)	(0.01)	(0.19)	(0.14)	(0.17)	(0.16)	(0.51)
Impact of TCJA at enactment (1)	—	—	—	—	—	—	—	0.47	—	0.46
Core income	$2.33	$2.20	$2.40	$3.20	$2.16	$1.92	$0.91	$2.28	$10.12	$7.28

Adjustments to net income and weighted average shares for net income EPS calculations: (2)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017
Basic and Diluted
Net income, as reported	$691	$664	$716	$943	$617	$595	$293	$551	$3,014	$2,056
Participating share-based awards - allocated income	(5)	(5)	(6)	(7)	(4)	(5)	(2)	(4)	(22)	(15)
Net income available to common shareholders - basic and diluted	$686	$659	$710	$936	$613	$590	$291	$547	$2,992	$2,041

Common Shares
Basic
Weighted average shares outstanding	294.2	290.1	286.0	282.1	279.7	277.5	274.1	272.8	288.1	276.0

Diluted
Weighted average shares outstanding	294.2	290.1	286.0	282.1	279.7	277.5	274.1	272.8	288.1	276.0
Weighted average effects of dilutive securities - stock options and performance shares	3.7	3.5	3.8	3.0	2.7	2.5	2.5	2.9	2.9	2.6
Diluted weighted average shares outstanding	297.9	293.6	289.8	285.1	282.4	280.0	276.6	275.7	291.0	278.6

(1)  Reflects the impact of changes in tax laws and tax rates enacted in the U.S. on December 22, 2017 as part of the Tax Cuts and Jobs Act of 2017 (TCJA), resulting primarily from revaluing the Company’s deferred tax assets and liabilities and the tax associated with accumulated foreign earnings.

(2)  Adjustments to net income and weighted average shares for net income EPS calculations can generally be used for the core income EPS calculations.

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Statement of Income - Consolidated ($ in millions)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Revenues
Premiums	$5,981	$6,067	$6,209	$6,277	$6,183	$6,351	$6,523	$6,626	$24,534	$25,683
Net investment income	544	549	582	627	610	598	588	601	2,302	2,397
Fee income	117	119	116	106	113	116	113	105	458	447
Net realized investment gains (losses)	(9)	19	23	35	5	80	61	70	68	216
Other revenues	53	31	31	148	31	39	40	49	263	159
Total revenues	6,686	6,785	6,961	7,193	6,942	7,184	7,325	7,451	27,625	28,902

Claims and expenses
Claims and claim adjustment expenses	3,712	3,762	3,856	3,740	4,094	4,225	4,806	4,342	15,070	17,467
Amortization of deferred acquisition costs	971	989	1,012	1,013	1,003	1,032	1,059	1,072	3,985	4,166
General and administrative expenses	995	1,054	1,057	1,048	996	1,045	1,045	1,084	4,154	4,170
Interest expense	91	93	89	90	89	92	95	93	363	369
Total claims and expenses	5,769	5,898	6,014	5,891	6,182	6,394	7,005	6,591	23,572	26,172

Income before income taxes	917	887	947	1,302	760	790	320	860	4,053	2,730
Income tax expense	226	223	231	359	143	195	27	309	1,039	674
Net income	$691	$664	$716	$943	$617	$595	$293	$551	$3,014	$2,056

Other-than-temporary impairments (OTTI)
Total OTTI losses	$(28)	$(4)	$(4)	$(4)	$(1)	$(5)	$(5)	$(2)	$(40)	$(13)
OTTI losses recognized in net realized investment gains (losses)	$(18)	$(4)	$(4)	$(3)	$(2)	$(5)	$(5)	$(2)	$(29)	$(14)
OTTI gains (losses) recognized in other comprehensive income	$(10)	$—	$—	$(1)	$1	$—	$—	$—	$(11)	$1

Other statistics
Effective tax rate on net investment income	19.3%	19.4%	19.0%	21.3%	21.3%	21.9%	22.1%	22.4%	19.8%	21.9%
Net investment income (after-tax)	$439	$442	$472	$493	$480	$468	$457	$467	$1,846	$1,872

Catastrophes, net of reinsurance:
Pre-tax	$318	$333	$89	$137	$347	$403	$700	$499	$877	$1,949
After-tax	$207	$222	$58	$89	$226	$262	$455	$324	$576	$1,267

Prior year reserve development - favorable
Pre-tax	$180	$288	$39	$264	$81	$203	$15	$293	$771	$592
After-tax	$119	$192	$27	$172	$44	$132	$10	$192	$510	$378

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Net Income by Major Component and Combined Ratio - Consolidated ($ in millions, net of tax)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Underwriting gain (loss)	$289	$248	$269	$393	$175	$112	$(153)	$216	$1,199	$350
Net investment income	439	442	472	493	480	468	457	467	1,846	1,872
Other income (expense), including interest expense	(30)	(41)	(40)	33	(41)	(37)	(51)	(50)	(78)	(179)
Core income	698	649	701	919	614	543	253	633	2,967	2,043
Net realized investment gains (losses)	(7)	15	15	24	3	52	40	47	47	142
Impact of TCJA at enactment (1)	—	—	—	—	—	—	—	(129)	—	(129)
Net income	$691	$664	$716	$943	$617	$595	$293	$551	$3,014	$2,056

Combined ratio (2) (3)
Loss and loss adjustment expense ratio	61.1%	61.1%	61.2%	58.8%	65.3%	65.6%	72.8%	64.8%	60.5%	67.2%
Underwriting expense ratio	31.2%	32.0%	31.7%	31.2%	30.7%	31.1%	30.4%	30.7%	31.5%	30.7%
Combined ratio	92.3%	93.1%	92.9%	90.0%	96.0%	96.7%	103.2%	95.5%	92.0%	97.9%

Impact on combined ratio:
Net favorable prior year reserve development	-3.0%	-4.7%	-0.6%	-4.2%	-1.3%	-3.2%	-0.3%	-4.4%	-3.2%	-2.3%
Catastrophes, net of reinsurance	5.3%	5.5%	1.4%	2.2%	5.6%	6.4%	10.7%	7.5%	3.6%	7.6%
Underlying combined ratio	90.0%	92.3%	92.1%	92.0%	91.7%	93.5%	92.8%	92.4%	91.6%	92.6%

(1)  Reflects the impact of changes in tax laws and tax rates enacted in the U.S. on December 22, 2017 as part of the TCJA, resulting primarily from revaluing the Company’s deferred tax assets and liabilities and the tax associated with accumulated foreign earnings.

(2)  Before policyholder dividends.

(3)  Billing and policy fees and other, which are a component of other revenues, are allocated as a reduction of underwriting expenses.  In addition, fee income is allocated as a reduction of losses and loss adjustment expenses and underwriting expenses.  In addition, general and administrative expenses include non-insurance expenses that are excluded from underwriting expenses, and accordingly are excluded in calculating the combined ratio.  See following:

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017
Billing and policy fees and other	$22	$22	$23	$22	$23	$22	$22	$21	$89	$88
Fee income:
Loss and loss adjustment expenses	$44	$45	$44	$35	$42	$42	$42	$36	$168	$162
Underwriting expenses	73	74	72	71	71	74	71	69	290	285
Total fee income	$117	$119	$116	$106	$113	$116	$113	$105	$458	$447

Non-insurance general and administrative expenses	$8	$7	$8	$8	$8	$8	$28	$33	$31	$77

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Core Income - Consolidated ($ in millions)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Revenues
Premiums	$5,981	$6,067	$6,209	$6,277	$6,183	$6,351	$6,523	$6,626	$24,534	$25,683
Net investment income	544	549	582	627	610	598	588	601	2,302	2,397
Fee income	117	119	116	106	113	116	113	105	458	447
Other revenues	53	31	31	148	31	39	40	49	263	159
Total revenues	6,695	6,766	6,938	7,158	6,937	7,104	7,264	7,381	27,557	28,686

Claims and expenses
Claims and claim adjustment expenses	3,712	3,762	3,856	3,740	4,094	4,225	4,806	4,342	15,070	17,467
Amortization of deferred acquisition costs	971	989	1,012	1,013	1,003	1,032	1,059	1,072	3,985	4,166
General and administrative expenses	995	1,054	1,057	1,048	996	1,045	1,045	1,084	4,154	4,170
Interest expense	91	93	89	90	89	92	95	93	363	369
Total claims and expenses	5,769	5,898	6,014	5,891	6,182	6,394	7,005	6,591	23,572	26,172

Core income before income taxes	926	868	924	1,267	755	710	259	790	3,985	2,514
Income tax expense	228	219	223	348	141	167	6	157	1,018	471
Core income	$698	$649	$701	$919	$614	$543	$253	$633	$2,967	$2,043

Other statistics
Effective tax rate on net investment income	19.3%	19.4%	19.0%	21.3%	21.3%	21.9%	22.1%	22.4%	19.8%	21.9%
Net investment income (after-tax)	$439	$442	$472	$493	$480	$468	$457	$467	$1,846	$1,872

Catastrophes, net of reinsurance:
Pre-tax	$318	$333	$89	$137	$347	$403	$700	$499	$877	$1,949
After-tax	$207	$222	$58	$89	$226	$262	$455	$324	$576	$1,267

Prior year reserve development - favorable
Pre-tax	$180	$288	$39	$264	$81	$203	$15	$293	$771	$592
After-tax	$119	$192	$27	$172	$44	$132	$10	$192	$510	$378

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Selected Statistics - Property and Casualty Operations ($ in millions)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017
Statutory underwriting
Gross written premiums	$6,712	$6,688	$6,798	$6,297	$7,018	$6,927	$7,063	$6,640	$26,495	$27,648
Net written premiums	$6,166	$6,345	$6,389	$6,058	$6,495	$6,640	$6,660	$6,424	$24,958	$26,219

Net earned premiums	$5,981	$6,067	$6,209	$6,277	$6,183	$6,351	$6,523	$6,626	$24,534	$25,683
Losses and loss adjustment expenses	3,663	3,709	3,803	3,685	4,043	4,169	4,751	4,291	14,860	17,254
Underwriting expenses	1,932	2,009	2,001	1,926	1,975	2,049	2,018	1,992	7,868	8,034
Statutory underwriting gain (loss)	386	349	405	666	165	133	(246)	343	1,806	395
Policyholder dividends	10	11	11	16	11	15	12	13	48	51
Statutory underwriting gain (loss) after policyholder dividends	$376	$338	$394	$650	$154	$118	$(258)	$330	$1,758	$344

Other statutory statistics
Reserves for losses and loss adjustment expenses	$40,224	$39,797	$39,956	$39,904	$40,313	$40,630	$41,545	$41,454	$39,904	$41,454
Increase (decrease) in reserves	$442	$(427)	$159	$(52)	$409	$317	$915	$(91)	$122	$1,550
Statutory capital and surplus	$20,569	$20,634	$20,609	$20,759	$20,617	$20,607	$20,740	$20,448	$20,759	$20,448
Net written premiums/surplus (1)	1.19:1	1.19:1	1.20:1	1.20:1	1.23:1	1.24:1	1.25:1	1.28:1	1.20:1	1.28:1

(1)  Based on 12 months of rolling net written premiums.

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Written and Earned Premiums - Property and Casualty Operations ($ in millions)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017
Written premiums
Gross	$6,712	$6,688	$6,798	$6,297	$7,018	$6,927	$7,063	$6,640	$26,495	$27,648
Ceded	(546)	(343)	(409)	(239)	(523)	(287)	(403)	(216)	(1,537)	(1,429)
Net	$6,166	$6,345	$6,389	$6,058	$6,495	$6,640	$6,660	$6,424	$24,958	$26,219

Earned premiums
Gross	$6,381	$6,487	$6,604	$6,665	$6,550	$6,720	$6,906	$6,978	$26,137	$27,154
Ceded	(400)	(420)	(395)	(388)	(367)	(369)	(383)	(352)	(1,603)	(1,471)
Net	$5,981	$6,067	$6,209	$6,277	$6,183	$6,351	$6,523	$6,626	$24,534	$25,683

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Segment Income - Business Insurance ($ in millions)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Revenues
Premiums	$3,414	$3,439	$3,497	$3,505	$3,429	$3,504	$3,576	$3,637	$13,855	$14,146
Net investment income	399	404	431	467	453	447	437	449	1,701	1,786
Fee income	114	115	111	102	109	112	108	101	442	430
Other revenues	30	8	7	123	9	15	19	26	168	69
Total revenues	3,957	3,966	4,046	4,197	4,000	4,078	4,140	4,213	16,166	16,431

Claims and expenses
Claims and claim adjustment expenses	2,213	2,244	2,274	2,022	2,265	2,306	2,847	2,103	8,753	9,521
Amortization of deferred acquisition costs	546	553	563	559	554	567	579	586	2,221	2,286
General and administrative expenses	615	649	650	640	610	636	643	674	2,554	2,563
Total claims and expenses	3,374	3,446	3,487	3,221	3,429	3,509	4,069	3,363	13,528	14,370

Segment income before income taxes	583	520	559	976	571	569	71	850	2,638	2,061
Income tax expense (benefit)	136	119	126	275	129	140	(34)	213	656	448
Segment income	$447	$401	$433	$701	$442	$429	$105	$637	$1,982	$1,613

Other statistics
Effective tax rate on net investment income	19.5%	19.5%	19.9%	21.9%	22.0%	22.2%	22.4%	22.7%	20.2%	22.3%
Net investment income (after-tax)	$321	$325	$346	$364	$353	$348	$338	$348	$1,356	$1,387

Catastrophes, net of reinsurance:
Pre-tax	$148	$167	$74	$74	$132	$184	$489	$53	$463	$858
After-tax	$97	$110	$49	$47	$86	$120	$318	$34	$303	$558

Prior year reserve development - favorable
Pre-tax (1)	$74	$125	$4	$221	$61	$125	$9	$244	$424	$439
After-tax (1)	$49	$84	$2	$144	$30	$81	$6	$159	$279	$276

(1)  The first quarter of 2017 includes the unfavorable impact of $62 million pre-tax ($51 million after-tax) in the Company’s international operations in Europe due to the UK Ministry of Justice’s recent “Ogden” discount rate adjustment applied to lump sum bodily injury payouts.

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Segment Income by Major Component and Combined Ratio - Business Insurance ($ in millions, net of tax)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Underwriting gain (loss)	$107	$69	$82	$257	$83	$69	$(233)	$288	$515	$207
Net investment income	321	325	346	364	353	348	338	348	1,356	1,387
Other income	19	7	5	80	6	12	—	1	111	19
Segment income	$447	$401	$433	$701	$442	$429	$105	$637	$1,982	$1,613

Combined ratio (1) (2)
Loss and loss adjustment expense ratio	63.3%	63.7%	63.5%	56.4%	64.5%	64.3%	78.1%	56.5%	61.7%	65.9%
Underwriting expense ratio	31.8%	32.8%	32.6%	32.2%	31.9%	32.2%	31.7%	32.1%	32.4%	31.9%
Combined ratio	95.1%	96.5%	96.1%	88.6%	96.4%	96.5%	109.8%	88.6%	94.1%	97.8%

Impact on combined ratio:
Net favorable prior year reserve development	-2.2%	-3.6%	-0.1%	-6.3%	-1.8%	-3.6%	-0.3%	-6.7%	-3.1%	-3.1%
Catastrophes, net of reinsurance	4.3%	4.8%	2.1%	2.1%	3.8%	5.3%	13.7%	1.4%	3.4%	6.0%
Underlying combined ratio	93.0%	95.3%	94.1%	92.8%	94.4%	94.8%	96.4%	93.9%	93.8%	94.9%

(1)  Before policyholder dividends.

(2)  Billing and policy fees and other, which are a component of other revenues, are allocated as a reduction of underwriting expenses.  In addition, fee income is allocated as a reduction of losses and loss adjustment expenses and underwriting expenses.  In addition, general and administrative expenses include non-insurance expenses that are excluded from underwriting expenses, and accordingly are excluded in calculating the combined ratio.  See following:

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017
Billing and policy fees and other	$4	$4	$5	$4	$4	$4	$4	$4	$17	$16
Fee income:
Loss and loss adjustment expenses	$44	$45	$44	$35	$42	$42	$42	$36	$168	$162
Underwriting expenses	70	70	67	67	67	70	66	65	274	268
Total fee income	$114	$115	$111	$102	$109	$112	$108	$101	$442	$430

Non-insurance general and administrative expenses	$—	$—	$—	$—	$—	$—	$21	$24	$—	$45

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Selected Statistics - Business Insurance ($ in millions)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Statutory underwriting
Gross written premiums	$4,199	$3,780	$3,752	$3,501	$4,271	$3,794	$3,787	$3,621	$15,232	$15,473
Net written premiums	$3,760	$3,472	$3,388	$3,280	$3,855	$3,544	$3,434	$3,437	$13,900	$14,270

Net earned premiums	$3,414	$3,439	$3,497	$3,505	$3,429	$3,504	$3,576	$3,637	$13,855	$14,146
Losses and loss adjustment expenses	2,166	2,193	2,223	1,975	2,215	2,254	2,795	2,053	8,557	9,317
Underwriting expenses	1,160	1,145	1,118	1,089	1,169	1,153	1,106	1,126	4,512	4,554
Statutory underwriting gain (loss)	88	101	156	441	45	97	(325)	458	786	275
Policyholder dividends	8	9	9	9	9	12	10	11	35	42
Statutory underwriting gain (loss) after policyholder dividends	$80	$92	$147	$432	$36	$85	$(335)	$447	$751	$233

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Net Written Premiums - Business Insurance ($ in millions)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Net written premiums by market
Domestic
Select Accounts	$724	$709	$657	$639	$755	$720	$664	$661	$2,729	$2,800
Middle Market	2,063	1,741	1,824	1,751	2,177	1,820	1,896	1,863	7,379	7,756
National Accounts	320	234	245	259	288	219	244	259	1,058	1,010
National Property and Other	410	521	454	394	386	496	428	381	1,779	1,691
Total Domestic	3,517	3,205	3,180	3,043	3,606	3,255	3,232	3,164	12,945	13,257
International	243	267	208	237	249	289	202	273	955	1,013
Total	$3,760	$3,472	$3,388	$3,280	$3,855	$3,544	$3,434	$3,437	$13,900	$14,270

Net written premiums by product line
Domestic
Workers’ compensation	$1,198	$916	$939	$892	$1,207	$925	$918	$876	$3,945	$3,926
Commercial automobile	544	517	502	474	581	543	549	546	2,037	2,219
Commercial property	406	520	437	424	402	506	441	423	1,787	1,772
General liability	537	471	506	473	558	491	519	518	1,987	2,086
Commercial multi-peril	829	777	777	774	855	788	787	798	3,157	3,228
Other	3	4	19	6	3	2	18	3	32	26
Total Domestic	3,517	3,205	3,180	3,043	3,606	3,255	3,232	3,164	12,945	13,257
International	243	267	208	237	249	289	202	273	955	1,013
Total	$3,760	$3,472	$3,388	$3,280	$3,855	$3,544	$3,434	$3,437	$13,900	$14,270

National Accounts
Additions to claim volume under administration (1)	$797	$545	$553	$661	$734	$529	$521	$581	$2,556	$2,365
Written fees	$115	$91	$87	$84	$104	$85	$83	$75	$377	$347

(1)  Includes new and renewal business.

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Segment Income - Bond & Specialty Insurance ($ in millions)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Revenues
Premiums	$552	$559	$573	$576	$555	$575	$591	$586	$2,260	$2,307
Net investment income	60	58	59	62	61	56	57	54	239	228
Other revenues	4	5	5	7	5	6	5	8	21	24
Total revenues	616	622	637	645	621	637	653	648	2,520	2,559

Claims and expenses
Claims and claim adjustment expenses	179	93	186	175	227	174	236	262	633	899
Amortization of deferred acquisition costs	102	104	109	106	103	108	111	110	421	432
General and administrative expenses	107	109	112	117	113	116	115	120	445	464
Total claims and expenses	388	306	407	398	443	398	462	492	1,499	1,795

Segment income before income taxes	228	316	230	247	178	239	191	156	1,021	764
Income tax expense	68	101	65	75	33	76	55	44	309	208
Segment income	$160	$215	$165	$172	$145	$163	$136	$112	$712	$556

Other statistics
Effective tax rate on net investment income	16.9%	17.3%	9.8%	15.2%	14.6%	17.6%	18.9%	19.6%	14.8%	17.6%
Net investment income (after-tax)	$50	$48	$53	$53	$52	$46	$47	$43	$204	$188

Catastrophes, net of reinsurance:
Pre-tax	$1	$3	$1	$1	$1	$1	$6	$(2)	$6	$6
After-tax	$—	$2	$1	$1	$—	$1	$4	$(1)	$4	$4

Prior year reserve development - favorable
Pre-tax	$66	$159	$46	$79	$14	$78	$6	$42	$350	$140
After-tax	$43	$105	$31	$51	$10	$51	$4	$27	$230	$92

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Segment Income by Major Component and Combined Ratio - Bond & Specialty Insurance ($ in millions, net of tax)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Underwriting gain	$108	$163	$108	$115	$89	$114	$85	$64	$494	$352
Net investment income	50	48	53	53	52	46	47	43	204	188
Other income	2	4	4	4	4	3	4	5	14	16
Segment income	$160	$215	$165	$172	$145	$163	$136	$112	$712	$556

Combined ratio
Loss and loss adjustment expense ratio	32.1%	16.2%	32.0%	29.1%	40.6%	29.7%	39.5%	44.6%	27.4%	38.6%
Underwriting expense ratio	37.7%	38.3%	38.6%	38.7%	38.8%	39.0%	38.2%	39.1%	38.3%	38.8%
Combined ratio	69.8%	54.5%	70.6%	67.8%	79.4%	68.7%	77.7%	83.7%	65.7%	77.4%

Impact on combined ratio:
Net favorable prior year reserve development	-12.0%	-28.4%	-8.1%	-13.7%	-2.6%	-13.5%	-0.9%	-7.2%	-15.5%	-6.1%
Catastrophes, net of reinsurance	0.1%	0.5%	0.2%	0.2%	0.1%	0.2%	0.9%	-0.2%	0.3%	0.3%
Underlying combined ratio	81.7%	82.4%	78.5%	81.3%	81.9%	82.0%	77.7%	91.1%	80.9%	83.2%

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Selected Statistics - Bond & Specialty Insurance ($ in millions)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Statutory underwriting
Gross written premiums	$577	$589	$618	$588	$601	$620	$632	$627	$2,372	$2,480
Net written premiums	$522	$570	$600	$579	$544	$598	$611	$606	$2,271	$2,359

Net earned premiums	$552	$559	$573	$576	$555	$575	$591	$586	$2,260	$2,307
Losses and loss adjustment expenses	177	91	184	167	226	170	233	261	619	890
Underwriting expenses	212	218	225	217	219	228	231	226	872	904
Statutory underwriting gain	163	250	164	192	110	177	127	99	769	513
Policyholder dividends	2	2	2	7	2	3	2	2	13	9
Statutory underwriting gain after policyholder dividends	$161	$248	$162	$185	$108	$174	$125	$97	$756	$504

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Net Written Premiums - Bond & Specialty Insurance ($ in millions)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Net written premiums by market
Domestic
Management Liability	$325	$331	$354	$332	$330	$341	$359	$337	$1,342	$1,367
Surety	167	205	212	173	174	211	212	196	757	793
Total Domestic	492	536	566	505	504	552	571	533	2,099	2,160
International	30	34	34	74	40	46	40	73	172	199
Total	$522	$570	$600	$579	$544	$598	$611	$606	$2,271	$2,359

Net written premiums by product line
Domestic
Fidelity & surety	$219	$255	$266	$221	$225	$260	$264	$244	$961	$993
General liability	227	240	246	241	234	249	247	247	954	977
Other	46	41	54	43	45	43	60	42	184	190
Total Domestic	492	536	566	505	504	552	571	533	2,099	2,160
International	30	34	34	74	40	46	40	73	172	199
Total	$522	$570	$600	$579	$544	$598	$611	$606	$2,271	$2,359

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Segment Income (Loss) - Personal Insurance ($ in millions)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Revenues
Premiums	$2,015	$2,069	$2,139	$2,196	$2,199	$2,272	$2,356	$2,403	$8,419	$9,230
Net investment income	85	87	92	98	96	95	94	98	362	383
Fee income	3	4	5	4	4	4	5	4	16	17
Other revenues	16	15	16	16	16	15	14	15	63	60
Total revenues	2,119	2,175	2,252	2,314	2,315	2,386	2,469	2,520	8,860	9,690

Claims and expenses
Claims and claim adjustment expenses	1,320	1,425	1,396	1,543	1,602	1,745	1,723	1,977	5,684	7,047
Amortization of deferred acquisition costs	323	332	340	348	346	357	369	376	1,343	1,448
General and administrative expenses	265	289	287	283	265	285	280	281	1,124	1,111
Total claims and expenses	1,908	2,046	2,023	2,174	2,213	2,387	2,372	2,634	8,151	9,606

Segment income (loss) before income taxes	211	129	229	140	102	(1)	97	(114)	709	84
Income tax expense (benefit)	59	34	66	33	13	(13)	20	(64)	192	(44)
Segment income (loss)	$152	$95	$163	$107	$89	$12	$77	$(50)	$517	$128

Other statistics
Effective tax rate on net investment income	20.2%	20.3%	21.0%	22.2%	22.3%	22.5%	22.7%	22.9%	21.0%	22.6%
Net investment income (after-tax)	$68	$69	$73	$76	$75	$74	$72	$76	$286	$297

Catastrophes, net of reinsurance:
Pre-tax	$169	$163	$14	$62	$214	$218	$205	$448	$408	$1,085
After-tax	$110	$110	$8	$41	$140	$141	$133	$291	$269	$705

Prior year reserve development - favorable (unfavorable)
Pre-tax	$40	$4	$(11)	$(36)	$6	$—	$—	$7	$(3)	$13
After-tax	$27	$3	$(6)	$(23)	$4	$—	$—	$6	$1	$10

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Segment Income (Loss) by Major Component and Combined Ratio - Personal Insurance ($ in millions, net of tax)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Underwriting gain (loss)	$74	$16	$79	$21	$3	$(71)	$(5)	$(136)	$190	$(209)
Net investment income	68	69	73	76	75	74	72	76	286	297
Other income	10	10	11	10	11	9	10	10	41	40
Segment income (loss)	$152	$95	$163	$107	$89	$12	$77	$(50)	$517	$128

Combined ratio (1)
Loss and loss adjustment expense ratio	65.5%	68.9%	65.2%	70.3%	72.9%	76.8%	73.1%	82.2%	67.5%	76.3%
Underwriting expense ratio	28.1%	28.9%	28.3%	27.7%	26.7%	27.3%	26.6%	26.5%	28.3%	26.8%
Combined ratio	93.6%	97.8%	93.5%	98.0%	99.6%	104.1%	99.7%	108.7%	95.8%	103.1%

Domestic Agency combined ratio	92.8%	94.6%	91.7%	97.1%	99.0%	103.5%	98.7%	108.7%	94.1%	102.6%

Impact on combined ratio:
Net (favorable)/unfavorable prior year reserve development	-2.0%	-0.2%	0.5%	1.6%	-0.3%	0.0%	0.0%	-0.3%	0.0%	-0.1%
Catastrophes, net of reinsurance	8.4%	7.8%	0.6%	2.8%	9.8%	9.6%	8.7%	18.6%	4.9%	11.7%
Underlying combined ratio	87.2%	90.2%	92.4%	93.6%	90.1%	94.5%	91.0%	90.4%	90.9%	91.5%

(1)  Billing and policy fees and other, which are a component of other revenues, and fee income are allocated as a reduction of underwriting expenses.

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017
Billing and policy fees and other	$18	$18	$18	$18	$19	$18	$18	$17	$72	$72

Fee income	$3	$4	$5	$4	$4	$4	$5	$4	$16	$17

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Selected Statistics - Personal Insurance ($ in millions)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Statutory underwriting
Gross written premiums	$1,936	$2,319	$2,428	$2,208	$2,146	$2,513	$2,644	$2,392	$8,891	$9,695
Net written premiums	$1,884	$2,303	$2,401	$2,199	$2,096	$2,498	$2,615	$2,381	$8,787	$9,590

Net earned premiums	$2,015	$2,069	$2,139	$2,196	$2,199	$2,272	$2,356	$2,403	$8,419	$9,230
Losses and loss adjustment expenses	1,320	1,425	1,396	1,543	1,602	1,745	1,723	1,977	5,684	7,047
Underwriting expenses	560	646	658	620	587	668	681	640	2,484	2,576
Statutory underwriting gain (loss)	$135	$(2)	$85	$33	$10	$(141)	$(48)	$(214)	$251	$(393)

Policies in force (in thousands)
Automobile	2,630	2,704	2,788	2,871	2,929	2,962	2,979	2,983	2,871	2,983
Homeowners and Other	4,474	4,531	4,564	4,591	4,639	4,702	4,773	4,826	4,591	4,826

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Net Written Premiums - Personal Insurance ($ in millions)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Net written premiums by market
Domestic
Agency
Automobile	$932	$1,018	$1,095	$1,058	$1,087	$1,159	$1,228	$1,172	$4,103	$4,646
Homeowners and Other	760	1,036	1,058	918	794	1,077	1,107	955	3,772	3,933
Total Agency	1,692	2,054	2,153	1,976	1,881	2,236	2,335	2,127	7,875	8,579
Direct-to-Consumer	68	75	87	79	83	88	100	90	309	361
Total Domestic	1,760	2,129	2,240	2,055	1,964	2,324	2,435	2,217	8,184	8,940
International	124	174	161	144	132	174	180	164	603	650
Total	$1,884	$2,303	$2,401	$2,199	$2,096	$2,498	$2,615	$2,381	$8,787	$9,590

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Selected Statistics - Personal Insurance - Domestic Agency Automobile (1) ($ in millions)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Statutory underwriting

Gross written premiums	$939	$1,022	$1,099	$1,063	$1,094	$1,164	$1,234	$1,179	$4,123	$4,671
Net written premiums	$932	$1,018	$1,095	$1,058	$1,087	$1,159	$1,228	$1,172	$4,103	$4,646

Net earned premiums	$891	$925	$973	$1,019	$1,035	$1,083	$1,128	$1,158	$3,808	$4,404
Losses and loss adjustment expenses	626	703	751	945	800	890	936	920	3,025	3,546
Underwriting expenses	234	252	259	256	260	278	279	281	1,001	1,098
Statutory underwriting gain (loss)	$31	$(30)	$(37)	$(182)	$(25)	$(85)	$(87)	$(43)	$(218)	$(240)

Other statistics
Combined ratio (2):
Loss and loss adjustment expense ratio	70.3%	75.9%	77.1%	92.8%	77.3%	82.2%	83.0%	79.4%	79.4%	80.6%
Underwriting expense ratio	24.9%	25.4%	24.3%	23.9%	23.8%	24.2%	23.0%	23.6%	24.6%	23.6%
Combined ratio	95.2%	101.3%	101.4%	116.7%	101.1%	106.4%	106.0%	103.0%	104.0%	104.2%

Impact on combined ratio:
Net (favorable)/unfavorable prior year reserve development	-0.8%	0.0%	0.0%	3.9%	0.0%	0.0%	0.0%	0.0%	0.8%	0.0%
Catastrophes, net of reinsurance	2.0%	2.7%	0.3%	0.6%	2.5%	4.0%	7.2%	-1.1%	1.4%	3.2%
Underlying combined ratio	94.0%	98.6%	101.1%	112.2%	98.6%	102.4%	98.8%	104.1%	101.8%	101.0%

Catastrophe losses, net of reinsurance:
Pre-tax	$19	$24	$4	$5	$26	$43	$80	$(12)	$52	$137
After-tax	$12	$16	$2	$4	$17	$28	$52	$(8)	$34	$89

Prior year reserve development - favorable (unfavorable)
Pre-tax	$7	$—	$—	$(40)	$—	$—	$—	$—	$(33)	$—
After-tax	$4	$—	$—	$(25)	$—	$—	$—	$—	$(21)	$—

Policies in force (in thousands)	2,212	2,275	2,350	2,428	2,482	2,514	2,528	2,529
Change from prior year quarter	9.5%	10.6%	11.6%	12.6%	12.2%	10.5%	7.6%	4.2%
Change from prior quarter	2.5%	2.8%	3.3%	3.3%	2.2%	1.3%	0.6%	0.0%

(1)  Represents Automobile policies sold through agents, brokers and other intermediaries, and excludes direct to consumer.

(2)  Billing and policy fees and other, which are a component of other revenues, and fee income are allocated as a reduction of underwriting expenses.

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017
Billing and policy fees and other	$9	$9	$9	$9	$10	$10	$10	$9	$36	$39

Fee income	$2	$2	$2	$2	$2	$3	$2	$3	$8	$10

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Selected Statistics - Personal Insurance - Domestic Agency Homeowners and Other (1) ($ in millions)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Statutory underwriting

Gross written premiums	$803	$1,045	$1,075	$920	$835	$1,085	$1,123	$957	$3,843	$4,000
Net written premiums	$760	$1,036	$1,058	$918	$794	$1,077	$1,107	$955	$3,772	$3,933

Net earned premiums	$920	$926	$942	$949	$934	$955	$976	$987	$3,737	$3,852
Losses and loss adjustment expenses	578	541	493	447	646	686	605	865	2,059	2,802
Underwriting expenses	236	297	301	272	243	299	305	270	1,106	1,117
Statutory underwriting gain (loss)	$106	$88	$148	$230	$45	$(30)	$66	$(148)	$572	$(67)

Other statistics
Combined ratio (2):
Loss and loss adjustment expense ratio	62.8%	58.4%	52.3%	47.2%	69.1%	71.9%	62.1%	87.6%	55.1%	72.7%
Underwriting expense ratio	27.6%	29.5%	29.2%	28.9%	27.6%	28.4%	28.2%	27.7%	28.8%	28.0%
Combined ratio	90.4%	87.9%	81.5%	76.1%	96.7%	100.3%	90.3%	115.3%	83.9%	100.7%

Impact on combined ratio:
Net (favorable)/unfavorable prior year reserve development	-1.8%	0.0%	2.0%	0.5%	0.0%	0.0%	0.0%	0.0%	0.2%	0.0%
Catastrophes, net of reinsurance	16.0%	9.7%	1.2%	5.2%	19.1%	17.5%	12.2%	45.1%	8.0%	23.6%
Underlying combined ratio	76.2%	78.2%	78.3%	70.4%	77.6%	82.8%	78.1%	70.2%	75.7%	77.1%

Catastrophe losses, net of reinsurance:
Pre-tax	$147	$91	$11	$49	$178	$168	$119	$444	$298	$909
After-tax	$96	$59	$7	$31	$116	$109	$77	$289	$193	$591

Prior year reserve development - favorable (unfavorable)
Pre-tax	$17	$—	$(19)	$(5)	$—	$—	$—	$—	$(7)	$—
After-tax	$11	$—	$(12)	$(4)	$—	$—	$—	$—	$(5)	$—

Policies in force (in thousands)	4,068	4,117	4,146	4,174	4,222	4,283	4,352	4,402
Change from prior year quarter	1.5%	2.5%	2.8%	3.3%	3.8%	4.0%	5.0%	5.5%
Change from prior quarter	0.6%	1.2%	0.7%	0.7%	1.1%	1.4%	1.6%	1.1%

(1)  Represents Homeowners and Other Lines sold through agents, brokers and other intermediaries, and excludes direct to consumer.

(2)  Billing and policy fees and other, which are a component of other revenues, and fee income are allocated as a reduction of underwriting expenses.

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017
Billing and policy fees and other	$7	$6	$6	$7	$7	$6	$6	$6	$26	$25

Fee income	$2	$2	$2	$1	$2	$2	$2	$1	$7	$7

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Interest Expense and Other ($ in millions)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Revenues
Other revenues	$3	$3	$3	$2	$1	$3	$2	$—	$11	$6

Claims and expenses
Interest expense	91	93	89	90	89	92	95	93	363	369
General and administrative expenses	8	7	8	8	8	8	7	9	31	32
Total claims and expenses	99	100	97	98	97	100	102	102	394	401

Loss before income tax benefit	(96)	(97)	(94)	(96)	(96)	(97)	(100)	(102)	(383)	(395)
Income taxes	(35)	(35)	(34)	(35)	(34)	(36)	(35)	(36)	(139)	(141)
Loss	$(61)	$(62)	$(60)	$(61)	$(62)	$(61)	$(65)	$(66)	$(244)	$(254)

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Consolidated Balance Sheet (in millions)

	December 31,	December 31,
	2017 (1)	2016

Assets
Fixed maturities, available for sale, at fair value (amortized cost $61,316 and $59,650)	$62,694	$60,515
Equity securities, available for sale, at fair value (cost $440 and $504)	453	732
Real estate investments	932	928
Short-term securities	4,895	4,865
Other investments	3,528	3,448
Total investments	72,502	70,488

Cash	344	307
Investment income accrued	606	630
Premiums receivable	7,144	6,722
Reinsurance recoverables	8,309	8,287
Ceded unearned premiums	551	589
Deferred acquisition costs	2,025	1,923
Deferred taxes	70	465
Contractholder receivables	4,775	4,609
Goodwill	3,951	3,580
Other intangible assets	342	268
Other assets	2,864	2,377
Total assets	$103,483	$100,245

	December 31,	December 31,
	2017 (1)	2016

Liabilities
Claims and claim adjustment expense reserves	$49,650	$47,949
Unearned premium reserves	12,915	12,329
Contractholder payables	4,775	4,609
Payables for reinsurance premiums	274	273
Debt	6,571	6,437
Other liabilities	5,567	5,427
Total liabilities	79,752	77,024

Shareholders’ equity
Common stock (1,750.0 shares authorized; 271.5 and 279.6 shares issued, 271.4 and 279.6 shares outstanding)	22,886	22,614
Retained earnings	33,462	32,196
Accumulated other comprehensive loss	(343)	(755)
Treasury stock, at cost (500.9 and 489.5 shares)	(32,274)	(30,834)
Total shareholders’ equity	23,731	23,221
Total liabilities and shareholders’ equity	$103,483	$100,245

(1)  Preliminary.

The Travelers Companies, Inc. Investment Portfolio (at carrying value, $ in millions)

	December 31,	Pre-tax Book	December 31,	Pre-tax Book
	2017	Yield (1)	2016	Yield (1)
Investment portfolio

Taxable fixed maturities (including redeemable preferred stock)	$32,089	3.09%	$28,895	3.17%
Tax-exempt fixed maturities	30,605	3.12%	31,620	3.25%
Total fixed maturities	62,694	3.10%	60,515	3.21%

Non-redeemable preferred stocks	114	5.34%	129	5.37%
Public common stocks	339		603
Total equity securities	453		732

Real estate investments	932		928

Short-term securities	4,895	1.39%	4,865	0.74%

Private equities	2,145		2,049
Hedge funds	303		339
Real estate partnerships	661		644
Other investments	419		416
Total other investments	3,528		3,448

Total investments	$72,502		$70,488

Net unrealized investment gains, net of tax, included in accumulated other comprehensive income	$954		$730
Tax effect of TCJA (2)	158		—
Net unrealized investment gains, net of tax, included in shareholders’ equity	$1,112		$730

(1)  Yields are provided for those investments with an embedded book yield.

(2)  At December 31, 2017 shareholders’ equity included a $158 million tax benefit related to net unrealized investment gains (losses) that was recorded in net income as part of the $129 million charge related to enactment of TCJA.

The Travelers Companies, Inc. Investment Portfolio - Fixed Maturities Data (at carrying value, $ in millions)

	December 31,	December 31,
	2017	2016
Fixed maturities
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$2,076	$2,035
Obligations of states and political subdivisions:
Pre-refunded	3,899	5,157
All other	27,016	26,753
Total	30,915	31,910
Debt securities issued by foreign governments	1,509	1,662
Mortgage-backed securities - principally obligations of U.S. Government agencies	2,410	1,708
Corporates (including redeemable preferreds)	25,784	23,200
Total fixed maturities	$62,694	$60,515

Fixed Maturities

Quality Characteristics (1)

	December 31, 2017
	Amount	% of Total
Quality Ratings
Aaa	$26,682	42.6%
Aa	16,828	26.8
A	9,786	15.6
Baa	7,731	12.3
Total investment grade	61,027	97.3
Ba	990	1.6
B	477	0.8
Caa and lower	200	0.3
Total below investment grade	1,667	2.7
Total fixed maturities	$62,694	100.0%
Average weighted quality	Aa2, AA
Average duration of fixed maturities and short-term securities, net of securities lending activities and net receivables and payables on investment sales and purchases	4.0

(1)  Rated using external rating agencies or by Travelers when a public rating does not exist.  Below investment grade assets refer to securities rated “Ba” or below.

The Travelers Companies, Inc. Investment Income ($ in millions)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Gross investment income
Fixed maturities	$503	$497	$490	$491	$477	$471	$469	$478	$1,981	$1,895
Short-term securities	6	7	7	9	11	13	19	19	29	62
Other	44	53	95	138	131	124	108	115	330	478
	553	557	592	638	619	608	596	612	2,340	2,435
Investment expenses	9	8	10	11	9	10	8	11	38	38
Net investment income, pre-tax	544	549	582	627	610	598	588	601	2,302	2,397
Income taxes	105	107	110	134	130	130	131	134	456	525
Net investment income, after-tax	$439	$442	$472	$493	$480	$468	$457	$467	$1,846	$1,872

Effective tax rate	19.3%	19.4%	19.0%	21.3%	21.3%	21.9%	22.1%	22.4%	19.8%	21.9%

Average invested assets (1)	$69,926	$70,033	$70,110	$70,697	$70,865	$71,385	$72,363	$72,781	$70,246	$71,867

Average yield pre-tax (1)	3.1%	3.1%	3.3%	3.5%	3.4%	3.4%	3.2%	3.3%	3.3%	3.3%
Average yield after-tax	2.5%	2.5%	2.7%	2.8%	2.7%	2.6%	2.5%	2.6%	2.6%	2.6%

(1)  Excludes net unrealized investment gains, and is adjusted for cash, receivables for investment sales, payables on investment purchases and accrued investment income.

The Travelers Companies, Inc. Net Realized and Unrealized Investment Gains (Losses) included in Shareholders’ Equity ($ in millions)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Net realized investment gains (losses)
Fixed maturities	$4	$21	$11	$8	$4	$5	$9	$(18)	$44	$—
Equity securities	(5)	2	2	3	5	79	54	89	2	227
Other (1)	(8)	(4)	10	24	(4)	(4)	(2)	(1)	22	(11)
Realized investment gains (losses) before tax	(9)	19	23	35	5	80	61	70	68	216
Related taxes	(2)	4	8	11	2	28	21	23	21	74
Net realized investment gains (losses)	$(7)	$15	$15	$24	$3	$52	$40	$47	$47	$142

Gross investment gains (1)	$120	$150	$68	$141	$58	$128	$106	$147	$479	$439
Gross investment losses before impairments (1)	(111)	(127)	(41)	(103)	(51)	(43)	(40)	(75)	(382)	(209)
Net investment gains (losses) before impairments	9	23	27	38	7	85	66	72	97	230
Other-than-temporary impairment losses	(18)	(4)	(4)	(3)	(2)	(5)	(5)	(2)	(29)	(14)
Net realized investment gains (losses) before tax	(9)	19	23	35	5	80	61	70	68	216
Related taxes	(2)	4	8	11	2	28	21	23	21	74
Net realized investment gains (losses)	$(7)	$15	$15	$24	$3	$52	$40	$47	$47	$142

	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,
	2016	2016	2016	2016	2017	2017	2017	2017

Net unrealized investment gains, net of tax, included in shareholders’ equity by asset type
Fixed maturities	$2,495	$3,336	$2,887	$865	$999	$1,425	$1,430	$1,378
Equity securities & other	198	249	248	247	256	160	115	36
Unrealized investment gains before tax	2,693	3,585	3,135	1,112	1,255	1,585	1,545	1,414
Related taxes (2)	934	1,244	1,086	382	432	550	539	302

Balance, end of period	$1,759	$2,341	$2,049	$730	$823	$1,035	$1,006	$1,112

(1) Includes the following gross investment gains and gross investment losses related to U.S. Treasury futures, which are settled daily:

Gross investment Treasury future gains	$30	$31	$36	$45	$31	$26	$30	$25	$142	$112
Gross investment Treasury future losses	$49	$42	$33	$20	$34	$31	$30	$21	$144	$116

The Company entered into these arrangements as part of its strategy to manage the duration of its fixed maturity portfolio.  In a changing interest rate environment, the change in the value of the futures contracts can be expected to partially offset changes in the value of the fixed maturity portfolio.

(2)  At December 31, 2017, shareholders’ equity included $460 million of taxes on unrealized investment gains (losses) recorded in accumulated other comprehensive income, partially offset by a $158 million tax benefit related to net unrealized investment gains (losses) recorded in retained earnings as part of the effect of enactment of TCJA.

The Travelers Companies, Inc. Reinsurance Recoverables ($ in millions)

	December 31,	December 31,
	2017	2016
Gross reinsurance recoverables on paid and unpaid claims and claim adjustment expenses	$3,303	$3,181
Allowance for uncollectible reinsurance	(111)	(116)
Net reinsurance recoverables (i)	3,192	3,065
Mandatory pools and associations (ii)	2,011	2,054
Structured settlements (iii)	3,106	3,168
Total reinsurance recoverables	$8,309	$8,287

(i)  The Company’s top five reinsurer groups, including retroactive reinsurance, included in net reinsurance recoverables is as follows:

	A.M. Best Rating of Group’s	December 31,
Reinsurer	Predominant Reinsurer	2017
Swiss Re Group	A+ second highest of 16 ratings	$429
Berkshire Hathaway	A++ highest of 16 ratings	271
Munich Re Group	A+ second highest of 16 ratings	256
Sompo Japan Nipponkoa Group	A+ second highest of 16 ratings	199
XL Capital Group	A third highest of 16 ratings	164

The gross reinsurance recoverables on paid and unpaid claims and claim adjustment expenses represent the current and estimated future amounts due from reinsurers on known and incurred but not reported claims.  The ceded reserves are estimated in a manner consistent with the underlying direct and assumed reserves.  Although this total comprises recoverables due from nearly one thousand different reinsurance entities, about half is attributable to 10 reinsurer groups.

The net reinsurance recoverables reflect an allowance for uncollectible reinsurance that is based upon the Company’s ongoing review of amounts outstanding, reinsurer solvency, the Company’s experience, current economic conditions, and other relevant factors.  Of the total net recoverables due from reinsurers at December 31, 2017, after deducting mandatory pools and associations and structured settlement balances, $2.6 billion, or 80%, were rated by A.M. Best Company.  Of the total rated by A.M. Best Company, 99% were rated A- or better.  The remaining 20% of net recoverables from reinsurers were comprised of the following:  3% related to the Company’s participation in voluntary pools, 12% related to recoverables from captive insurance companies and 5% were balances from other companies not rated by A.M. Best Company.  In addition, $1.0 billion of the net recoverables were collateralized by letters of credit, funds held or trust agreements at December 31, 2017.

(ii)  The mandatory pools and associations represent various involuntary assigned risk pools that the Company is required to participate in.  These pools principally involve workers’ compensation and automobile insurance, which provide various insurance coverages to insureds that otherwise are unable to purchase coverage in the open market.  The costs of these mandatory pools in most states are usually charged back to the participating members in proportion to voluntary writings of related business in that state.  In the event that a member of the pool becomes insolvent, the remaining members assume an additional pro rata share of the pool’s liabilities.  Recoverables due from the National Flood Insurance Program are included with mandatory pools.

(iii)  Included in reinsurance recoverables are certain amounts related to structured settlements, which comprise annuities purchased from various life insurance companies to settle certain personal physical injury claims, of which workers’ compensation claims comprise a significant portion.  In cases where the Company did not receive a release from the claimant, the amount due from the life insurance company related to the structured settlement is included in the Company’s consolidated balance sheet as a liability and as a reinsurance recoverable, as the Company retains the contingent liability to pay the claimant in the event that the life insurance company fails to make the required annuity payments.  The Company would be required to make such payments, to the extent the purchased annuities are not covered by state guaranty associations.

The Company’s top five groups by structured settlement is as follows:

	A.M. Best Rating of Group’s	December 31,
Group	Predominant Insurer	2017
Fidelity & Guaranty Life Group (1)	B++ fifth highest of 16 ratings	$855
Genworth Financial Group (2)	B++ fifth highest of 16 ratings	367
John Hancock Group	A+ second highest of 16 ratings	286
Brighthouse Financial, Inc.	A third highest of 16 ratings	280
Symetra Financial Corporation	A third highest of 16 ratings	258

(1)  On November 30, 2017, CF Corporation (CF Corp) acquired Fidelity & Guaranty Life (FGL) and changed its name to FGL Holdings.

(2)  On October 23, 2016, Genworth Financial (Genworth) announced that they have entered into a definitive agreement under which China Oceanwide Holdings Group Co., Ltd. (China Oceanwide) agreed to acquire all of the outstanding shares of Genworth.  On March 7, 2017 Genworth’s stockholders adopted the merger agreement, and the acquistion is pending the receipt of required regulatory approvals.  China Oceanwide is a privately held, family owned international financial holding group headquartered in Beijing, China.  Following the announcement A.M. Best affirmed the financial strength rating of Genworth Life & Annuity Insurance Company at B++ (Good), and downgraded Genworth Life Insurance Company and Genworth Life Insurance Company of New York from B++ (Good) to B (Fair) and placed all ratings under review with negative implications.  The parties to the transaction agreed to extend the closing deadline for the transaction until April 1, 2018.

The Travelers Companies, Inc. Net Reserves for Losses and Loss Adjustment Expense ($ in millions)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017
Statutory Reserves for Losses and Loss Adjustment Expenses

Business Insurance
Beginning of period	$32,363	$32,677	$32,331	$32,540	$32,407	$32,621	$32,789	$33,501	$32,363	$32,407
Incurred	2,166	2,193	2,223	1,975	2,215	2,254	2,795	2,053	8,557	9,317
Paid	(1,890)	(2,491)	(2,001)	(2,061)	(2,019)	(2,132)	(2,132)	(2,451)	(8,443)	(8,734)
Foreign exchange and other	38	(48)	(13)	(47)	18	46	49	4	(70)	117
End of period	$32,677	$32,331	$32,540	$32,407	$32,621	$32,789	$33,501	$33,107	$32,407	$33,107

Bond & Specialty Insurance
Beginning of period	$3,406	$3,383	$3,278	$3,224	$3,150	$3,132	$3,122	$3,144	$3,406	$3,150
Incurred	177	91	184	167	226	170	233	261	619	890
Paid	(203)	(179)	(234)	(225)	(249)	(193)	(224)	(221)	(841)	(887)
Foreign exchange and other	3	(17)	(4)	(16)	5	13	13	3	(34)	34
End of period	$3,383	$3,278	$3,224	$3,150	$3,132	$3,122	$3,144	$3,187	$3,150	$3,187

Personal Insurance
Beginning of period	$4,013	$4,164	$4,188	$4,192	$4,347	$4,560	$4,719	$4,900	$4,013	$4,347
Incurred	1,320	1,425	1,396	1,543	1,602	1,745	1,723	1,977	5,684	7,047
Paid	(1,229)	(1,401)	(1,385)	(1,366)	(1,400)	(1,609)	(1,578)	(1,711)	(5,381)	(6,298)
Foreign exchange and other	60	—	(7)	(22)	11	23	36	(6)	31	64
End of period	$4,164	$4,188	$4,192	$4,347	$4,560	$4,719	$4,900	$5,160	$4,347	$5,160

Total
Beginning of period	$39,782	$40,224	$39,797	$39,956	$39,904	$40,313	$40,630	$41,545	$39,782	$39,904
Incurred	3,663	3,709	3,803	3,685	4,043	4,169	4,751	4,291	14,860	17,254
Paid	(3,322)	(4,071)	(3,620)	(3,652)	(3,668)	(3,934)	(3,934)	(4,383)	(14,665)	(15,919)
Foreign exchange and other	101	(65)	(24)	(85)	34	82	98	1	(73)	215
End of period	$40,224	$39,797	$39,956	$39,904	$40,313	$40,630	$41,545	$41,454	$39,904	$41,454

Prior Year Reserve Development: Unfavorable (Favorable)

Business Insurance
Asbestos	$—	$—	$225	$—	$—	$—	$225	$—	$225	$225
Environmental	—	82	—	—	—	65	—	—	82	65
All other	(74)	(207)	(229)	(221)	(61)	(190)	(234)	(244)	(731)	(729)
Total Business Insurance (1)	(74)	(125)	(4)	(221)	(61)	(125)	(9)	(244)	(424)	(439)

Bond & Specialty Insurance	(66)	(159)	(46)	(79)	(14)	(78)	(6)	(42)	(350)	(140)

Personal Insurance	(40)	(4)	11	36	(6)	—	—	(7)	3	(13)
Total	$(180)	$(288)	$(39)	$(264)	$(81)	$(203)	$(15)	$(293)	$(771)	$(592)

(1)  Excludes accretion of discount.

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Asbestos and Environmental Reserves ($ in millions)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Asbestos reserves
Beginning reserves:
Gross	$1,989	$1,937	$1,317	$1,597	$1,512	$1,436	$1,347	$1,621	$1,989	$1,512
Ceded	(179)	(164)	(83)	(195)	(186)	(168)	(159)	(262)	(179)	(186)
Net	1,810	1,773	1,234	1,402	1,326	1,268	1,188	1,359	1,810	1,326
Incurred losses and loss expenses:
Gross	—	—	355	—	—	—	340	—	355	340
Ceded	—	—	(130)	—	—	—	(115)	—	(130)	(115)
Paid loss and loss expenses:
Gross	52	619	75	85	76	90	66	83	831	315
Ceded	(15)	(81)	(18)	(9)	(18)	(9)	(12)	(5)	(123)	(44)
Foreign exchange and other:
Gross	—	(1)	—	—	—	1	—	—	(1)	1
Ceded	—	—	—	—	—	—	—	—	—	—
Ending reserves:
Gross	1,937	1,317	1,597	1,512	1,436	1,347	1,621	1,538	1,512	1,538
Ceded	(164)	(83)	(195)	(186)	(168)	(159)	(262)	(257)	(186)	(257)
Net	$1,773	$1,234	$1,402	$1,326	$1,268	$1,188	$1,359	$1,281	$1,326	$1,281

Environmental reserves
Beginning reserves:
Gross	$375	$366	$439	$411	$395	$379	$431	$408	$375	$395
Ceded	(14)	(14)	(18)	(17)	(13)	(13)	(20)	(20)	(14)	(13)
Net	361	352	421	394	382	366	411	388	361	382
Incurred losses and loss expenses:
Gross	—	87	—	—	—	74	—	—	87	74
Ceded	—	(5)	—	—	—	(9)	—	—	(5)	(9)
Paid loss and loss expenses:
Gross	10	14	28	15	16	23	23	35	67	97
Ceded	—	(1)	(1)	(4)	—	(2)	—	(7)	(6)	(9)
Foreign exchange and other:
Gross	1	—	—	(1)	—	1	—	—	—	1
Ceded	—	—	—	—	—	—	—	—	—	—
Ending reserves:
Gross	366	439	411	395	379	431	408	373	395	373
Ceded	(14)	(18)	(17)	(13)	(13)	(20)	(20)	(13)	(13)	(13)
Net	$352	$421	$394	$382	$366	$411	$388	$360	$382	$360

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Capitalization ($ in millions)

	December 31,	December 31,
Debt	2017	2016

Short-term debt
Commercial paper	$100	$100
5.80% Senior notes due May 15, 2018 (1)	500	—
5.75% Senior notes due December 15, 2017	—	450
Total short-term debt	600	550

Long-term debt
5.80% Senior notes due May 15, 2018 (1)	—	500
5.90% Senior notes due June 2, 2019 (1)	500	500
3.90% Senior notes due November 1, 2020 (1)	500	500
7.75% Senior notes due April 15, 2026	200	200
7.625% Junior subordinated debentures due December 15, 2027	125	125
6.375% Senior notes due March 15, 2033 (1)	500	500
6.75% Senior notes due June 20, 2036 (1)	400	400
6.25% Senior notes due June 15, 2037 (1)	800	800
5.35% Senior notes due November 1, 2040 (1)	750	750
4.60% Senior notes due August 1, 2043 (1)	500	500
4.30% Senior notes due August 25, 2045 (1)	400	400
8.50% Junior subordinated debentures due December 15, 2045	56	56
3.75% Senior notes due May 15, 2046 (1)	500	500
8.312% Junior subordinated debentures due July 1, 2046	73	73
4.00% Senior notes due May 30, 2047 (1)	700	—
6.25% Fixed-to-floating rate junior subordinated debentures due March 15, 2067 (2)	—	107
Total long-term debt	6,004	5,911
Unamortized fair value adjustment	46	47
Unamortized debt issuance costs	(79)	(71)
	5,971	5,887
Total debt	6,571	6,437

Common equity (excluding net unrealized investment gains, net of tax, included in shareholders’ equity)	22,619	22,491
Total capital (excluding net unrealized investment gains, net of tax, included in shareholders’ equity)	$29,190	$28,928

Total debt to capital (excluding net unrealized investment gains, net of tax, included in shareholders’ equity)	22.5%	22.3%

(1)  Redeemable anytime with “make-whole” premium.

(2)  Redeemed in full at par on June 2, 2017.

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Statutory Capital and Surplus to GAAP Shareholders’ Equity Reconciliation ($ in millions)

	December 31,	December 31,
	2017 (1)	2016

Statutory capital and surplus	$20,448	$20,759

GAAP adjustments

Goodwill and intangible assets	3,692	3,684

Investments	1,783	1,273

Noninsurance companies	(4,283)	(4,559)

Deferred acquisition costs	2,025	1,923

Deferred federal income tax	(934)	(1,038)

Current federal income tax	(12)	(31)

Reinsurance recoverables	55	69

Furniture, equipment & software	682	690

Agents balances	186	156

Other	89	295

Total GAAP adjustments	3,283	2,462

GAAP shareholders’ equity	$23,731	$23,221

(1) Estimated and Preliminary

See Business Realignment on pages i and ii and Glossary of Financial Measures and Description of Reportable Business Segments on page 35.

The Travelers Companies, Inc. Statement of Cash Flows - Preliminary ($ in millions)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Cash flows from operating activities
Net income	$691	$664	$716	$943	$617	$595	$293	$551	$3,014	$2,056
Adjustments to reconcile net income to net cash provided by operating activities:
Net realized investment (gains) losses	9	(19)	(23)	(35)	(5)	(80)	(61)	(70)	(68)	(216)
Depreciation and amortization	213	200	211	202	211	198	202	202	826	813
Deferred federal income tax expense	105	(30)	(46)	81	151	(45)	(18)	249	110	337
Amortization of deferred acquisition costs	971	989	1,012	1,013	1,003	1,032	1,059	1,072	3,985	4,166
Equity in income from other investments	(17)	(27)	(70)	(118)	(109)	(101)	(90)	(97)	(232)	(397)
Premiums receivable	(393)	(174)	227	54	(286)	(323)	92	123	(286)	(394)
Reinsurance recoverables	126	190	(68)	362	94	63	(176)	35	610	16
Deferred acquisition costs	(1,014)	(1,048)	(1,034)	(965)	(1,065)	(1,092)	(1,080)	(1,020)	(4,061)	(4,257)
Claims and claim adjustment expense reserves	226	(613)	248	(118)	334	164	1,063	(101)	(257)	1,460
Unearned premium reserves	328	203	194	(353)	475	214	163	(331)	372	521
Other	(395)	108	403	73	(645)	185	192	(75)	189	(343)
Net cash provided by operating activities	850	443	1,770	1,139	775	810	1,639	538	4,202	3,762

Cash flows from investing activities
Proceeds from maturities of fixed maturities	1,748	2,025	2,875	2,327	2,218	2,082	2,281	2,169	8,975	8,750
Proceeds from sales of investments:
Fixed maturities	421	318	126	552	188	375	297	994	1,417	1,854
Equity securities	14	24	33	21	21	179	140	425	92	765
Real estate investments	69	—	—	—	11	9	3	—	69	23
Other investments	186	157	226	270	195	208	200	254	839	857
Purchases of investments:
Fixed maturities	(2,700)	(3,005)	(3,299)	(2,605)	(3,056)	(2,617)	(2,730)	(3,847)	(11,609)	(12,250)
Equity securities	(12)	(14)	(10)	(15)	(22)	(144)	(27)	(266)	(51)	(459)
Real estate investments	(7)	(13)	(10)	(18)	(16)	(10)	(14)	(19)	(48)	(59)
Other investments	(162)	(128)	(132)	(158)	(124)	(135)	(133)	(149)	(580)	(541)
Net sales (purchases) of short-term securities	85	596	(816)	(64)	49	(473)	(566)	964	(199)	(26)
Securities transactions in course of settlement	291	170	50	(532)	157	13	(48)	(169)	(21)	(47)
Acquisitions, net of cash acquired	—	—	—	—	—	—	(439)	—	—	(439)
Other	(79)	(75)	(86)	(104)	(63)	(66)	(58)	(57)	(344)	(244)
Net cash provided by (used in) investing activities	(146)	55	(1,043)	(326)	(442)	(579)	(1,094)	299	(1,460)	(1,816)

The Travelers Companies, Inc. Statement of Cash Flows - Preliminary (Continued) ($ in millions)

									YTD	YTD
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q	4Q
	2016	2016	2016	2016	2017	2017	2017	2017	2016	2017

Cash flows from financing activities
Treasury stock acquired - share repurchase authorization	(550)	(550)	(550)	(750)	(225)	(475)	(328)	(350)	(2,400)	(1,378)
Treasury stock acquired - net employee share-based compensation	(59)	—	(12)	(1)	(61)	—	—	(1)	(72)	(62)
Dividends paid to shareholders	(180)	(195)	(194)	(188)	(190)	(199)	(200)	(196)	(757)	(785)
Payment of debt	—	(400)	—	—	—	(207)	—	(450)	(400)	(657)
Issuance of debt	—	491	—	—	—	689	—	100	491	789
Issuance of common stock - employee share options	64	65	35	168	83	35	30	25	332	173
Net cash used in financing activities	(725)	(589)	(721)	(771)	(393)	(157)	(498)	(872)	(2,806)	(1,920)

Effect of exchange rate changes on cash	2	(5)	(2)	(4)	2	5	4	—	(9)	11

Net increase (decrease) in cash	(19)	(96)	4	38	(58)	79	51	(35)	(73)	37
Cash at beginning of period	380	361	265	269	307	249	328	379	380	307
Cash at end of period	$361	$265	$269	$307	$249	$328	$379	$344	$307	$344

Income taxes paid	$63	$404	$181	$244	$2	$321	$144	$47	$892	$514
Interest paid	$42	$138	$43	$135	$43	$135	$39	$150	$358	$367

The Travelers Companies, Inc. Financial Supplement - Fourth Quarter 2017 Glossary of Financial Measures and Description of Reportable Business Segments

The following measures are used by the Company’s management to evaluate financial performance against historical results and establish targets on a consolidated basis.  In some cases, these measures are considered non-GAAP financial measures under applicable SEC rules because they are not displayed as separate line items in the consolidated financial statements or are not required to be disclosed in the notes to financial statements or, in some cases, include or exclude certain items not ordinarily included or excluded in the most comparable GAAP financial measure.

In the opinion of the Company’s management, a discussion of these measures provides investors, financial analysts, rating agencies and other financial statement users with a better understanding of the significant factors that comprise the Company’s periodic results of operations and how management evaluates the Company’s financial performance.  Internally, the Company’s management uses these measures to evaluate performance against historical results and establish financial targets on a consolidated basis.

Some of these measures exclude net realized investment gains (losses), net of tax, and/or net unrealized investment gains (losses), net of tax, included in shareholders’ equity, which can be significantly impacted by both discretionary and other economic factors and are not necessarily indicative of operating trends.

Other companies may calculate these measures differently, and, therefore, their measures may not be comparable to those used by the Company’s management.

Core income (loss) is consolidated net income (loss) excluding the after-tax impact of net realized investment gains (losses), discontinued operations, the effect of a change in tax laws or tax rates at enactment, and cumulative effect of changes in accounting principles when applicable.  Segment income (loss) is determined in the same manner as core income (loss) on a segment basis.  Management uses segment income (loss) to analyze each segment’s performance and as a tool in making business decisions.  Financial statement users also consider core income when analyzing the results and trends of insurance companies.  Core income (loss) per share is core income (loss) on a per common share basis.

Average shareholders’ equity is (a) the sum of total shareholders’ equity at the beginning and end of each of the quarters for the period presented divided by (b) the number of quarters in the period presented times two.  Adjusted shareholders’ equity is shareholders’equity excluding net realized investment gains (losses), net of tax, net unrealized investment gains (losses), net of tax, included in shareholders’equity for the periods presented and the effect of a change in tax laws and tax rates at enactment (excluding the portion related to net unrealized investment gains (losses)).  Adjusted average shareholders’ equity is (a) the sum of total adjusted shareholders’ equity at the beginning and end of each of the quarters for the period presented divided by (b) the number of quarters in the period presented times two.

Return on equity is the ratio of annualized net income (loss) to average shareholders’ equity for the periods presented.  Core return on equity is the ratio of annualized core income (loss) to adjusted average shareholders’ equity for the periods presented.  In the opinion of the Company’s management, these are important indicators of how well management creates value for its shareholders through its operating activities and its capital management.

Underwriting gain (loss) is net earned premiums and fee income less claims and claim adjustment expenses and insurance-related expenses.  In the opinion of the Company’s management, it is important to measure the profitability of each segment excluding the results of investing activities, which are managed separately from the insurance business.  This measure is used to assess each segment’s business performance and as a tool in making business decisions.

A catastrophe is a severe loss designated a catastrophe by internationally recognized organizations that track and report on insured losses resulting from catastrophic events, such as Property Claim Services (PCS) for events in the United States and Canada.  Catastrophes can be caused by various natural events, including, among others, hurricanes, tornadoes and other windstorms, earthquakes, hail, wildfires, severe winter weather, floods, tsunamis, volcanic eruptions and other naturally-occurring events, such as solar flares. Catastrophes can also be man-made, such as terrorist attacks and other intentionally destructive acts including those involving nuclear, biological, chemical or radiological events, cyber-attacks, explosions and infrastructure failures.  Each catastrophe has unique characteristics and catastrophes are not predictable as to timing or amount.  Their effects are included in net and core income and claims and claim adjustment expense reserves upon occurrence.  A catastrophe may result in the payment of reinsurance reinstatement premiums and assessments from various pools.  The Company’s threshold for disclosing catastrophes is primarily determined at the reportable segment level. If a threshold for one segment or a combination thereof is exceeded and the other segments have losses from the same event, losses from the event are identified as catastrophe losses in the segment results and for the consolidated results of the Company.  Additionally, an aggregate threshold is applied for International business across all reportable segments. The threshold for 2017 ranged from approximately $17 million to $30 million of losses before reinsurance and taxes.

Net favorable (unfavorable) prior year loss reserve development is the increase or decrease in incurred claims and claim adjustment expenses as a result of the re-estimation of claims and claim adjustment expense reserves at successive valuation dates for a given group of claims, which may be related to one or more prior years.  In the opinion of the Company’s management, a discussion of loss reserve development is meaningful to users of the financial statements as it allows them to assess the impact between prior and current year development on incurred claims and claim adjustment expenses, net and core income (loss), and changes in claims and claim adjustment expense reserve levels from period to period.

Combined ratio  For Statutory Accounting Practices (SAP), the combined ratio is the sum of the SAP loss and LAE ratio and the SAP underwriting expense ratio as defined in the statutory financial statements required by insurance regulators.  The combined ratio, as used in this financial supplement, is the equivalent of, and is calculated in the same manner as, the SAP combined ratio except that the SAP underwriting expense ratio is based on net written premium and the underwriting expense ratio as used in this financial supplement is based on net earned premiums.  For SAP, the loss and LAE ratio is the ratio of incurred losses and loss adjustment expenses less certain administrative services fee income to net earned premiums as defined in the statutory financial statements required by insurance regulators. The loss and LAE ratio as used in this financial supplement is calculated in the same manner as the SAP ratio.  For SAP, the underwriting expense ratio is the ratio of underwriting expenses incurred (including commissions paid), less certain administrative services fee income and billing and policy fees, to net written premiums as defined in the statutory financial statements required by insurance regulators. The underwriting expense ratio as used in this financial supplement, is the ratio of underwriting expenses (including the amortization of deferred acquisition costs), less certain administrative services fee income and billing and policy fees, to net earned premiums.   Underlying combined ratio is the combined ratio adjusted to exclude the impact of prior year reserve development and catastrophes, net of reinsurance.

The combined ratio, loss and LAE ratio, and underwriting expense ratio are used as indicators of the Company’s underwriting discipline, efficiency in acquiring and servicing its business and overall underwriting profitability. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Other companies’ method of computing similarly titled measures may not be comparable to the Company’s method of computing these ratios.

Gross written premiums reflect the direct and assumed contractually determined amounts charged to policyholders for the effective period of the contract based on the terms and conditions of the insurance contract.  Net written premiums reflect gross written premiums less premiums ceded to reinsurers.

Book value per share is total common shareholders’ equity divided by the number of common shares outstanding.  Adjusted book value per share is total common shareholders’ equity excluding net unrealized investment gains and losses, net of tax, included in shareholders’ equity, divided by the number of common shares outstanding. In the opinion of the Company’s management, adjusted book value per share is useful in an analysis of a property casualty company’s book value per share as it removes the effect of changing prices on invested assets, (i.e., net unrealized investment gains (losses), net of tax) which do not have an equivalent impact on unpaid claims and claim adjustment expense reserves.

Total capital is the sum of total shareholders’ equity and debt.  Debt-to-capital ratio excluding net unrealized gain (loss) on investments, net of tax, included in shareholders’ equity is the ratio of debt to total capital excluding net unrealized investment gains and losses, net of tax, included in shareholders’ equity.  In the opinion of the Company’s management, the debt to capital ratio is useful in an analysis of the Company’s financial leverage.

Statutory capital and surplus represents the excess of an insurance company’s admitted assets over its liabilities, including loss reserves, as determined in accordance with statutory accounting practices.

Travelers has organized its businesses into the following reportable business segments:

Business Insurance - Business Insurance offers a broad array of property and casualty insurance and insurance related services to its customers, primarily in the United States, as well as in Canada, the United Kingdom, the Republic of Ireland, Brazil and throughout other parts of the world as a corporate member of Lloyd’s.  Business Insurance is organized as follows:  Select Accounts; Middle Market including Commercial Accounts, Construction, Technology, Public Sector Services, Oil & Gas, Excess Casualty, Inland Marine, Ocean Marine, and Boiler & Machinery; National Accounts; National Property and Other including National Property, Northland Transportation, Northfield, National Programs, and Agribusiness; and International including Global Services.  Business Insurance also includes Simply Business, as well as Business Insurance Other, which comprises the Special Liability Group (which manages the Company’s asbestos and environmental liabilities) and the assumed reinsurance and certain other runoff operations.

Bond & Specialty Insurance - Bond & Specialty Insurance provides surety, fidelity, management liability, professional liability, and other property and casualty coverages and related risk management services to its customers in the United States, and certain specialty insurance products in Canada, the United Kingdom, the Republic of Ireland and Brazil, utilizing various degrees of financially-based underwriting approaches.  The range of coverages includes performance, payment and commercial surety and fidelity bonds for construction and general commercial enterprises; management liability coverages including directors’ and officers’ liability, employee dishonesty, employment practices liability, fiduciary liability and cyber risk for public corporations, private companies, not-for-profit organizations and financial institutions; professional liability coverage for a variety of professionals including, among others, lawyers and design professionals; and in the United States only, property, workers’ compensation, auto and general liability for financial institutions.

Bond & Specialty Insurance surety business in Brazil and Colombia is conducted through J. Malucelli Participações em Seguros e Resseguros S.A. (JMalucelli) and J. Malucelli Latam S.A. in Brazil. The Company owns 49.5% of both JMalucelli, a market leader in surety coverages in Brazil, and J. Malucelli Latam S.A., which in September 2015 acquired a majority interest in JMalucelli Travelers Seguros S.A., a Colombian start-up surety provider. These joint venture investments are accounted for using the equity method and are included in “other investments” on the consolidated balance sheet.

Personal Insurance - Personal Insurance writes a broad range of property and casualty insurance covering individuals’ personal risks, primarily in the United States, as well as in Canada. The primary products of automobile and homeowners insurance are complemented by a broad suite of related coverages.